Exhibit 99.7

Execution Version

FIRST AMENDMENT TO CONFIDENTIALITY AGREEMENT

This First Amendment (this “Amendment”) to the Confidentiality Agreement (as defined below) is entered into as of February 11, 2025, by and between H&E Equipment Services, Inc., a Delaware corporation (the “Company”), and Herc Rentals Inc., a Delaware corporation (“Herc”). Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Confidentiality Agreement.

WHEREAS, the Company and Herc are parties to that certain confidentiality agreement, dated as of January 24, 2025 (the “Confidentiality Agreement”);

WHEREAS, Section 18 of the Confidentiality Agreement permits any provision thereof to be amended by an agreement in writing signed by the parties thereto; and

WHEREAS, the Company and Herc desire to enter into this Amendment to amend certain terms of the Confidentiality Agreement in accordance with the terms and conditions set forth herein and therein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Herc hereby agree as follows:

1.	Amendments to the Confidentiality Agreement. The Confidentiality Agreement shall be amended as follows:

a.	The preamble of the Confidentiality Agreement shall be replaced in its entirety with the following:

“This Confidentiality Agreement (the “Agreement”), effective as of January 24, 2025 (the “Effective Date”), is entered into by and between H&E Equipment Services, Inc., a Delaware corporation (the “Company”), and Herc Rentals Inc., a Delaware corporation (“Herc”, together with the Company, the “Parties”, and each, a “Party”). Each Party hereto may request that the other party (the “Disclosing Party”) or its Representatives (as defined below) furnish to such party (the “Recipient”) or its Representatives certain confidential and proprietary information concerning the Disclosing Party or its affiliates on the terms set forth herein.”

b.	The first recital of the Confidentiality Agreement shall be replaced in its entirety with the following:

“WHEREAS, in connection with a potential mutually agreeable business transaction between Herc and the Company (a “Transaction”), each Party desires to share with the other Party certain information that is non-public, confidential or proprietary in nature; and”.

c.	All references to “the Company” in Sections 1, 5, 12 and 14 of the Confidentiality Agreement shall be changed to “the Disclosing Party.”

d.	Section 15 of the Confidentiality Agreement shall be replaced in its entirety with the following:

“The Parties acknowledge that they are aware, and that they shall advise their Representatives, that the Parties are both public companies and that the United States securities laws prohibit any person who has material, non-public information concerning a company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.”

2.

Effect of Amendment. Except as specifically provided in this Amendment, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms. This Amendment is limited precisely as drafted and shall not constitute a modification, acceptance or waiver of any other provision of the Confidentiality Agreement.

3.

Other Provisions. Sections 10 (No Representations or Warranties), 12 (No Other Obligation) (as amended by this Amendment), 14 (Remedies) (as amended by this Amendment), 16 (Governing Law, Jurisdiction, Venue; WAIVER OF JURY TRIAL), 17 (Notices), 18 (Entire Agreement), 19 (Severability), 20 (Counterparts), 21 (Assignment) and 22 (Waivers) of the Confidentiality Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

H&E EQUIPMENT SERVICES, INC.

By:	/s/ Brad Barber
Name: Brad Barber
Title: Chief Executive Officer

Address: 7500 Pecue Ln
Baton Rouge, LA 70809
Attn: Brad Barber
Email: bbarber@he-equipment.com

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to First Amendment to Confidentiality Agreement]

HERC RENTALS INC.

By	/s/ Larry Silber
Name:	Larry Silber
Title:	President & CEO

Address: 27500 Riverview Center Blvd.
Bonita Springs, FL 34134
Attn: Larry Silber

Email: Larry.Silber@HercRentals.com

[Signature Page to First Amendment to Confidentiality Agreement]